Exhibit 10.99

Lease Agreement between

Catalyst Semiconductor International Inc. and

Stars Microelectronics

1.             Parties

This Lease is made and entered into this 24th day of February, 2006 by Stars Microelectronics  hereinafter referred to as “Landlord” and the Catalyst Semiconductor , hereinafter referred to as “Tenant.”

2.             Premises

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions hereinafter set forth, that certain real property commonly known as Stars Microelectronics factory II, Bangpa-in, with approximately 500 square meter at initial phase and expanding to 2100 squire meter at full phase as per following schedule, hereinafter called the “premises.”

	Total	store	office	operation	10k clean room
Phase I	500	100	100	300	0—May 2006
Phase II	1350	300	200	700	150—Aug 2006
Phase III	2100	1000	250	700	150—Dec 2006

3.             Term

The term of this Lease shall be for 5 years commencing on

March 1st, 2006 and ending on March 1st 2011 unless sooner terminated pursuant to any provisions hereof.

4.             Rent

Tenant shall pay to Landlord as rent for the premises, monthly payments in advance on the first day of each month as follows:

250,000 Baht/month for initial phase or 500 Baht /month x actual space arranged for Tenant

Rent shall be payable in lawful money of Thai Baht to Landlord at:

Stars Microelectronics (Thailand) Public company limited. Bangpa-in industrial estate ( EPZ) 586 moo2, Tambol Klongjig, Amphur Bangpa-in , Ayudthaya 13160, Thailand.

or at such other places as Landlord may designate in writing.

5.                                       Security Deposit

Tenant shall deposit with Landlord upon execution hereof, one months rent of 250,000 Baht/month for initial phase  or 500 Baht /month x actual space arranged for Tenant  as security for Tenant’s faithful performance of Tenant’s obligations hereunder. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby.

If Tenant performs all of Tenant’s obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant at the expiration of the term or upon early termination per any provisions hereof, and after Tenant has vacated the premises.

No trust relationship is created herein between Landlord and Tenant with respect to said security deposit.

6.             Use

The premises shall be used and occupied for Tenant’s office, storage and operation and related purposes.

7.             Insurance

Tenant at its sole cost and expense shall maintain public liability and property damage insurance in the amount of 10,000,000.00 Baht insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant’s use or occupancy of the premises.

Both Landlord and Tenant shall be named as additional insured.

Upon execution of this Lease, Tenant is responsible for providing to the Landlord a copy of the Certificate of Insurance specifying the above condition.

8.             Water, Utilities, and Trash Collection

Landlord shall provide water, VAC (ventilation & air conditioning), lighting, compressed air, vacuum, electrical power for the non stop production equipment operation, trash collection, pest control, and other utility services supplied to the premises, together with any taxes thereon and for all connection charges. These costs are included as part of the Tenants monthly rental cost.

Tenant shall pay the monthly cost for all telephone and other services as per Tenant requirements.

9.             Maintenance and Repairs

a.  Landlord’s Responsibility

Except for damages caused by any negligent or intentional act or omission of Tenant, Tenant’s agents, employees, or invitees, Landlord at its sole expense shall keep in good condition and repair the foundations, exterior walls, and exterior roof of the premises. Landlord shall also deliver in working condition and shall maintain the VAC ( ventilation & air conditioning) systems, the internal and external plumbing, electrical & sewage systems, the outside of the premises; window frames, gutters and down spouts on the building, all sidewalks, landscaping and other improvements that are a part of the premises or of which the premises are a part thereof. Landlord shall also keep in good condition and repair the following inside areas: windows, doors, walls, ceiling, lighting fixtures, and toilet facilities.

Landlord shall have thirty (30) days after notice from Tenant to commence to perform its obligations under this Article, except that Landlord shall perform its obligations immediately if the nature of the problem presents a hazard or emergency situation. If the Landlord does not perform its obligations within the time limit set forth in this paragraph Tenant can perform said obligations and shall have the right to be reimbursed for the amount that Tenant actually expends in the performance of Landlord’s obligations by submitting invoices to Landlord. Landlord shall deduct amount of invoices from Tenant’s rent.

b.  Tenants Responsibility

Tenant shall keep in good order and condition, baring normal wear and tear, Tenant’s personal property and usage of the premise and common areas.

10.           Alterations and Additions

Tenant shall not, without the Landlord’s prior written consent, make any alterations, improvements or additions in or about the premises except for nonstructural work that does not exceed 100,000.00 Baht in cost. As a condition to giving any such consent, the Landlord may require the Tenant to remove any such alterations, improvements, or additions at the expiration of the term and to restore the premises to their prior condition by giving Tenant thirty (30) days written notice prior to the expiration of the term. Unless the Landlord requires their removal as set forth above, all alterations, improvements or additions which are made on the premises by the Tenant shall become the property of the Landlord and remain upon and be surrendered with the premises at the expiration of the term. Any damage to the premises caused by said removal shall be repaired at Tenant’s sole cost.

Notwithstanding the provisions of this paragraph, Tenant’s trade fixtures, furniture, equipment and other machinery, other than that which is affixed to the premises so that it cannot be removed without material or structural damage to the premises, shall remain the property of the Tenant and be removed by Tenant at the expiration of the term of this Lease.

11.           Assignment

Tenant shall not voluntarily or by operation of law assign, transfer, sublet, mortgage, or otherwise encumber all or any part of Tenant’s interest in this Lease or in the premises without Landlord’s prior written consent (with exception of transferring it to the future Catalyst Semiconductor Thailand, after this legal entity will be incorporated).

12.           Option to Extend

Provided that Tenant shall not then be in default hereunder, Tenant shall have the option to extend the term of this Lease for 3 year(s) period upon the same terms and conditions herein contained, except for fixed minimum monthly rentals, upon delivery by Tenant to Landlord of written notice of its election to exercise such option(s) at least sixty (60) days prior to the expiration of the original (or extended) term hereof.

The parties hereto shall have thirty (30) days after the Landlord receives the option notice in which to agree on the minimum monthly rental during the extended term(s). If the parties agree on the minimum monthly rent for the extended term(s) during the period, they shall immediately execute an amendment to this Lease stating the minimum monthly rent. If the parties hereto are unable to agree on the minimum monthly rent for the extended term(s) within said thirty (30) day period, the option notice shall be of no effect and this Lease shall be extended for up to (but not more than) 6 months.

In case of the early termination of this lease each party should notify the other party at least 6 months in advance.

13.           Indemnification

Landlord agrees to defend, indemnify, and save free and harmless the Tenant, its officers, agents, and employees against any and all losses, injuries, claims, actions, causes of action, judgment, and liens arisen from or alleged to have arisen from Landlord’s performance or lack thereof, under this Lease.

14.           Hold Harmless

Tenant shall indemnify and hold Landlord harmless from all damages arising out of any damage to any person or property occurring in, on, or about the premises, or Tenant’s use of the premises.

15.           Tobacco and Drug-Free Facility

Tenants Premises are a tobacco-free facility. Use of tobacco (smoked or smokeless) or drugs is prohibited at all times on all areas of Tenant’s property.

16.           Governing Law/Venue Thailand

This Lease shall be governed by the laws of Thailand. If any action is brought to interpret or enforce any term of this Lease, the action shall be brought in a state or federal court situated in the County of Thailand.

17.           Entire Agreement

This agreement represents the entire agreement and understandings of the parties hereto and no prior writings, conversations or representations of any nature shall be deemed to vary the provisions hereof. This agreement may not be amended in any way except by a writing duly executed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed, such parties acting by their representatives being thereunto duly authorized.

Catalyst Semiconductor,inc 1250 Borregas, Avenue, sunnyvale, CA 94098 USA.	Stars Microelectronics (Thailand) Public company limited. Bangpa-in industrial estate (EPZ) 586 moo2, Tambol Klongjig, Amphur Bangpa-in , Ayudthaya 13160, Thailand.

/s/ Gelu Voicu	/s/ Pitak Sirivanasandha
By (Authorized Signature)	By (Authorized Signature)

Mr. Gelu Voicu	Mr. Pitak Sirivanasandha
Name (Type or Print)	Name (Type or Print)

President Chief Executive Officer	Chief Executive Officer
Title	Title
February 24, 2006	March 6, 2006
Date	Date

/s/ Somsak Owatanapanich
By (Authorized Signature)	By (Authorized Signature)

Mr. Somsak Owatanapanich
Name (Type or Print)	Name (Type or Print)

Executive Vice President
Title	Title
March 6, 2006
Date	Date